UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2021, in connection with the closing of the previously announced private placements pursuant to that certain purchase agreement dated as of September 15, 2021, among Blue Apron Holdings, Inc. (the “Company”), RJB Partners LLC (“RJB”) and Matthew B. Salzberg (the “Purchase Agreement”) and related rights offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with RJB and Mr. Salzberg pursuant to which the Company agreed, among other things, to file a registration statement (the “Shelf Registration Statement”) before December 3, 2021, with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Class A common stock and shares of Class A common stock underlying the warrants issued to RJB and Mr. Salzberg under the Purchase Agreement as well as other shares of Class A common stock held by RJB, an affiliate of RJB, and Mr. Salzberg as of the date of the Purchase Agreement (collectively, the “Registrable Securities”). Further, at any time the Shelf Registration Statement is not effective, subject to the terms and conditions of the Registration Rights Agreement, the Company is required upon a demand by either RJB or Mr. Salzberg, which demand can be made up to four times each, to file and cause to be declared effective a shelf registration statement registering the resale of the Registrable Securities. In addition, the Registration Rights Agreement provides certain piggyback registration rights to RJB and Mr. Salzberg; however, so long as a Shelf Registration Statement is effective, then, subject to the terms and conditions of the Registration Rights Agreement, the Company shall have no obligation to allow RJB and Mr. Salzberg to exercise their piggyback registration rights and include Registrable Securities in another registration statement being filed by the Company.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Registration Rights Agreement contains customary covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of the terms and conditions of the Registration Rights Agreement, the Purchase Agreement, and transactions contemplated thereunder. The provisions of the Registration Rights Agreement, including any representations, warranties and covenants contained therein, were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

On November 4, 2021, in connection with the closing of the Company’s previously announced rights offering and pursuant to the Purchase Agreement, the Company issued and sold to RJB in a private placement (the “Backstop Private Placement”), for an aggregate purchase price of $32.7 million, (i) 3,265,813 shares of Class A common stock, (ii) warrants to purchase 2,612,354.58219726 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,306,177.291098630 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 653,088.645549316 shares of Class A common stock at an exercise price of $20.00 per share (the securities in clauses (i) through (iv), collectively, the “Backstop Securities”), which Backstop Securities represent that number of shares of the Company’s Class A common stock and warrants that remained unsubscribed for as of the expiration of the subscription period of the Company’s rights offering.

On November 4, 2021, pursuant to the Purchase Agreement and concurrently with the consummation of the Backstop Private Placement, the Company also issued and sold to RJB in a separate private placement (the “Concurrent Private Placement”), for an aggregate purchase price of $30.0 million, (i) 3,000,000 shares of Class A common stock, (ii) warrants to purchase 2,400,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,200,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 600,000 shares of Class A common stock at an exercise price of $20.00 per share (the securities in clauses (i) through (iv), collectively, the “Concurrent Private Placement Securities”).

Each warrant issued in the Backstop Private Placement and Concurrent Private Placement has a term of seven years from the date of issuance. Each such warrant may only be exercised for cash, except in connection with certain fundamental transactions, and no fractional shares will be issued upon exercise of the warrants. The warrants are non-transferable, except in limited circumstances, and are not listed or otherwise traded on any stock exchange. The number of shares issuable upon exercise of the warrants and the applicable exercise prices are subject to adjustment in certain events, including (i) dividends or distributions of shares of the Company’s Class A common stock, (ii) subdivisions, combinations and certain reclassifications of shares of the Company’s Class A common stock, (iii) certain additional issuances of Class A common stock or securities exercisable for or convertible into shares of Class A common stock at a price per share less than the market price for the Company’s Class A common stock, (iv) distributions of assets other than Class A common stock, or (v) certain repurchases by the Company.

The issuance and sale of the Backstop Securities and the Concurrent Private Placement Securities to RJB was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering. RJB represented to the Company at issuance that it was an “accredited investor” and that it is acquiring the Backstop Securities and Concurrent Private Placement Securities for investment only and not with a view to or for sale in connection with any distribution thereof. Pursuant to the Registration Rights Agreement as further described under Item 1.01 above, the Company has agreed to file a resale registration statement for the shares of Class A common stock and shares underlying the warrants issued in the Backstop Private Placement and Concurrent Private Placement.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Backstop Securities and Concurrent Private Placement Securities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 4, 2021, the Board further amended and restated the Company’s Amended and Restated By-Laws, as amended (the “By-laws”), to adopt a proxy access provision. Under new Section 1.11 to Article I of the By-laws, a stockholder, or group of no more than 20 stockholders, owning an aggregate of at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the By-laws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-laws, including that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The Board also made certain related conforming, clarifying and administrative changes to the By-laws.

The foregoing description of the By-laws is qualified in its entirety by reference to the By-laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On November 4, 2021, the Company issued a press release announcing the completion of its rights offering, the Backstop Private Placement and the Concurrent Private Placement, which transactions were part of the Company’s previously announced $78.0 million capital raise. In connection with the rights offering, $12.3 million of subscription rights were exercised, resulting in the issuance of (i) 1,234,187 shares of the Company’s Class A common stock, (ii) warrants to purchase approximately 987,645 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase approximately 493,822 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase approximately 246,911 shares of Class A common stock at an exercise price of $20.00 per share. The Company estimates the net proceeds of the capital raise to be approximately $73.5 million. After the closing of the rights offering and issuance and sale of shares of Class A common stock to RJB pursuant to the Purchase Agreement as further described in Item 3.02 above, but excluding any shares issuable upon the potential exercise of any warrants in the future, the Company has approximately 31.6 million shares of Class A common stock outstanding.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated By-Laws
10.1	Registration Rights Agreement dated November 4, 2021, by and among the Company, RJB Partners LLC and Matthew B. Salzberg
99.1	Press Release dated November 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: November 4, 2021	By:	/s/ Randy J. Greben
Randy J. Greben
Chief Financial Officer and Treasurer